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Exhibit n.2

CONSENT OF PROSPECTIVE DIRECTOR

        The undersigned hereby consents, in accordance with Rule 438 under the Securities Act of 1933, as amended, to being named as a prospective director in the registration statement on Form N-2, and any amendments thereto, to be filed by Horizon Technology Funding Company LLC.

/s/ CHARLES C. COONEY Name: Charles C. Cooney

Dated: December 5, 2005

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CONSENT OF PROSPECTIVE DIRECTOR